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Amendment No. 3 to Research Agreements Guardian - Intermolecular

Amendment No. 3
to the Research Agreements between
Guardian Industries and Intermolecular

WHEREAS GUARDIAN INDUSTRIES CORP., a Delaware corporation located at 2300 Harmon Road, Auburn Hills, Michigan 48326 (hereinafter referred to as "Guardian") and INTERMOLECULAR, INC., a Delaware corporation located at 3011 North First Street, San Jose, California 95134 (hereinafter referred to as "Intermolecular"), entered into the following agreements –

1.
A RESEARCH AGREEMENT effective Feb. 8, 2010 ("Wet Coating Master Agreement"), which incorporates by reference a Task Order effective February 8, 2010, a Task Order effective Jul. 22, 2010, a Task Order effective Oct. 22, 2010, a Task Order effective May 1, 2011 as amended on November 1, 2011 and a Task Order effective July 1, 2012.

2.
A RESEARCH AGREEMENT effective Jul. 15, 2010 ("Sputtered Coating Master Agreement"), which incorporates by reference a Task Order effective Jul. 22, 2010, a Task Order effective November 30, 2010, a Task Order effective Jan. 1, 2012 and a Task Order effective June 1, 2012.

3.	An Amendment Number One to the Wet Coating Master Agreement and the Sputtered Coating Master Agreement effective Jan. 1, 2012 (“Amendment Number One”).

4.
An Amendment Number Two to the Wet Coating Master Agreement and the Sputtered Coating Master Agreement effective Dec. 31, 2013 (“Amendment Number Two”) (the Wet Coating Master Agreement, the Sputtered Coating Master Agreement, Amendment Number One and Amendment Number Two are herein collectively referred to as “Agreements”);

WHEREAS Guardian and Intermolecular wish to modify the terms of the Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guardian and Intermolecular agree to modify the terms of the Agreements by this amendment (hereinafter “Amendment Number Three”) as set forth below :

1.	AMENDMENT EFFECTIVE DATE

1.1	This Amendment shall have an effective date of January 31, 2014 (“Amendment Three Effective Date”).

2.	TERM AND TERMINATION

2.1
Notwithstanding anything to the contrary in the Agreements, unless terminated by mutual agreement, by convenience as described in Section 2.3 herein or for breach, each of the Agreements shall terminate three (3) years from the Amendment Three Effective Date (hereinafter defined as “Term”). For the avoidance of doubt, and without limiting the effect of any other survival clauses in the Agreements or the prior Amendments, all licenses, royalty obligations and intellectual property provisions shall survive the expiration or termination of the Agreements.

2.2
Either party may terminate this Agreement if the other party has materially breached or defaulted in the performance of any of its material obligations, and such default has continued for sixty (60) days after written notice was provided to the breaching party by the non-breaching party. Termination will be effective at the end of the sixty (60) day period unless the breach has been cured before the expiration of the sixty (60) day period. For the avoidance of doubt, the parties agree that Intermolecular shall be in material breach if, by way of example, (i) during the Term, Intermolecular fails to provide the Equipment Resources in Section 3.1 (a), (ii) during the Term, Intermolecular fails to perform the activities specified in any Task Order, (iii) during any six (6) month period of the Term, the personnel resources provided by Intermolecular as documented in Intermolecular’s internal records are less than 90% of the resources required to be provided in Section 3.1 (b) or (iv) if the parties negotiating in good faith do not reach agreement under commercially reasonable terms on any new Task Order within sixty (60) days of the first draft of that Task Order provided by either party.

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Amendment No. 3 to Research Agreements Guardian - Intermolecular

2.3
Guardian may terminate the Agreements for convenience as described in this Section 2.3 (“Termination for Convenience”). Guardian may terminate the Agreements for convenience by giving written notice to Intermolecular (a) between October 1, 2014 and October 31, 2014 (“First Window Period”) or (b) between October 1, 2015 and October 31, 2015 (“Second Window Period”); provided that:

a.
If termination for convenience under this Section 2.3 is exercised during the First Window Period, Guardian shall continue to pay to Intermolecular all amounts due under Section 4.1 for the period from November 1, 2014 to January 31, 2015, as well as US$1,250,000 as a cancellation fee, and these Agreements will terminate on January 31, 2015; and

b.
If termination for convenience under this Section 2.3 is exercised during the Second Window Period, Guardian shall continue to pay to Intermolecular all amounts due under Section 4.1 for the period from November 1, 2015 to January 31, 2016, as well as US$625,000 as a cancellation fee, and these Agreements will terminate on January 31, 2016.

3.	RESOURCES

3.1	Effective on the Amendment Three Effective Date and for the duration of the Term, Intermolecular agrees to provide

a.	IMI Equipment/Software Resources(“Equipment Resources”) consisting of

i.	[***] ; and

b.
IMI Personnel Resources consisting of [***] FTEs for researchers dedicated to the conduct of the Development Program, [***] FTEs for Process Associate/Technician resources; [***] FTEs for equipment support resources (“FTE Resources”)

to support the tasks related to the Agreements.
Additionally, Intermolecular estimates that it shall provide [***] FTE resources for [***] in [***] in support of [***].

3.2	Effective on the Amendment Three Effective Date and for the duration of the Term, Guardian agrees to provide [***] FTE resources to support the tasks related to the Agreements.

4.	PROGRAM FEES

4.1
Effective on the Amendment Three Effective Date and for the duration of the Term, Guardian shall pay Intermolecular $[***] (“Program Fees”) per month in exchange for the resources provided by Intermolecular under Amendment Number Three.

4.2
It is understood that although the parties have agreed upon Program Fees to cover research under the Agreements, the parties have not defined up-front all the Task Orders for the research. The parties will work together in good faith to reach agreement on the Task Orders so that the research efforts are continuous. However, (a) if Intermolecular has completed research tasks on all pending Task Orders, except for defining the written understanding of the Program Technology or Project-Related Technology as described in Section 7.1 but the parties do not reach agreement under commercially reasonable terms on any new Task Order(s);or (b) if the parties do not reach agreement on the written understanding of the Program Technology or Project-Related Technology as described in Section 7.1 within [***] days after Intermolecular has completed research tasks on that Task Orders (each party exercising good faith to arrive at such written understanding), Guardian may suspend the payment of Program Fees to a maximum period of [***] days until the parties have reached agreement and Intermolecular has resumed work under one or more new Task Orders. In the event the payment of Program Fees is suspended under this Section 4.2, the Term will not be extended on account of the suspended time and Guardian will not be required to pay Program Fees attributable to the suspended period.

4.3
It is understood that although the parties will work together in good faith to reach agreement on the Task Orders, any Task Order may be terminated by Guardian for convenience with [***] days written notice.

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Amendment No. 3 to Research Agreements Guardian - Intermolecular

5.	MODIFICATION OF ROYALTIES FOR WET COATING MASTER AGREEMENT

5.1	Section 5 of Amendment Number One is further modified by Sections 5.2 and 5.3 of this Amendment Number Three.

5.2	Section 11 (“ROYALTIES”) of the Wet Coating Master Agreement is replaced in its entirety by the following new Section 11:
11. ROYALTIES. Guardian acknowledges and agrees that it will pay Intermolecular:
a. For products covered by any Project-Related Technology developed under one or more of: the Task Order effective February 8, 2010, the Task Order effective Jul. 22, 2010, the Task Order effective Oct. 22, 2010, or the Task Order effective May 1, 2011 as amended on November 1, 2011 under the Wet Coater Master Agreement (“AR Task Orders”),

i.	If the license is exclusive, a royalty as defined in Exhibit 2 of this Agreement; or

ii.	If the license is non-exclusive, a royalty of [***] of Net Sales (as defined in Exhibit 2 of this Agreement).
b. For any other Task Orders under this Agreement, the royalties, duration of royalties and method of calculation for the royalties will be defined in the applicable Task Order.
c. The Field for the AR Task Orders is defined in Section 5.7 of Amendment Number One. For all other Task Orders, the Field will be defined in the Task Order.
d. Any royalties under this Agreement will go for [***] after Guardian's first commercial sale of products based on Project-Related Technology where the Project-Related Technology is covered by intellectual property that is owned or co-owned by Intermolecular, or as long as the unexpired term of at least one issued and valid patent that covers the relevant Project-Related Technology and is owned or co-owned by Intermolecular, whichever is longer, but in either case not to exceed [***] from the completion of the Task Order which gave rise to the development of the relevant Project-Related Technology.

e.
Guardian will provide quarterly reports to Intermolecular on the sales of licensed products and will pay the applicable royalties on a quarterly basis. For any royalties that are due to Intermolecular, no later than [***] days after the end of each Guardian fiscal quarter, Guardian will issue Intermolecular a written report containing the number of licensed products shipped by or on behalf of Guardian and all applicable Guardian Affiliates to any Third Parties during such quarter and the corresponding royalty amount to be paid to Intermolecular, Guardian will make all applicable royalty payments at the same time as issuing the report. Each party shall be responsible for all of its own costs of commercializing products or licensing intellectual property rights, including any payments to Third Parties for work done by such Third Parties or for licenses necessary for the manufacture, sale, or use of Products by a party or its Affiliates or sub-licensees.

5.3
Intermolecular shall have the right to grant a license to a third party under Intermolecular’s rights in Project-Related Technology developed under the AR Task Orders without any prior approval or consent from Guardian subject to the provisions of this Section; provided, however, that if Guardian has an exclusive license within the Field, then Intermolecular may not grant a license to any third party within the Field without Guardian’s prior written consent.

a.
If (i) Intermolecular enters into an agreement with a third party that grants the third party a license under Intermolecular’s rights in Project-Related Technology developed under the AR Task Orders (“Third Party License”), and (ii) the patents and patent applications licensed under such Third Party License that are directly based on or arising from the Project-Related Technology comprise a Percentage Patent Share (as shown below) of all patents and patent applications licensed under such Third Party License, and (iii) Intermolecular actually receives monetary compensation from such third party as consideration for such Third Party License, then Intermolecular agrees to pay Guardian a corresponding Percentage Royalty Share (as shown below) of the "Adjusted Monetary Compensation" (as defined below) within [***] days after Intermolecular receives the monetary compensation. The Adjusted Monetary Compensation is

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Amendment No. 3 to Research Agreements Guardian - Intermolecular

defined as the monetary compensation received by Intermolecular minus all of Intermolecular’s expenses related to obtaining such Third Party License as well as any taxes other than taxes based on Intermolecular’s net income.
Percentage Patent Share                Percentage Royalty Share
Greater than or equal to [***]            [***]
Greater than or equal to [***] and less than [***]        [***]
Greater than or equal to [***] and less than [***]        [***]
Less than [***]                    [***]

b.
In the event Intermolecular grants a license to a third party solely within the Field as defined in Section 5.7 of Amendment Number One where such royalty rate is less than or equal to [***] of the Net Sales of such products by the third party (“Third Party Licensed Products”), the royalty rate payable by Guardian to Intermolecular under Exhibit 2 to the Wet Coating Master Agreement shall decrease to [***] of Net Sales for the duration of royalties owed by Guardian.

5.4
Whenever Intermolecular is subject to royalty or revenue-share payment obligations in favor of Guardian (whether under the terms of the Agreement or a Task Order), or the proper calculation of royalties payable by Guardian is subject (or tied) to transactions involving Intermolecular and any third parties (such as in Section 5.3(b) above), Guardian will have audit rights over Intermolecular that are parallel and substantially similar to in all respects the audit rights granted to Intermolecular over Guardian under Exhibit 2 to the Wet Coating Master Agreement.

6.	CLARIFICATION OF ROYALTIES FOR SPUTTERED COATING MASTER AGREEMENT

6.1
For Task Orders under the Sputtered Coating Master Agreement, unless otherwise defined in this Amendment Number Three, the Field, royalties, duration of royalties and method of calculation for the royalties will be defined in the applicable Task Order.

6.2
For the following Task Orders under the Sputtered Coating Master Agreement: Task Order effective Jul. 22, 2010, a Task Order effective November 30, 2010, a Task Order effective Jan. 1, 2012 and a Task Order effective June 1, 2012 (“Past Sputtered Task Orders”) ; royalties under these Task Order will go for [***] after Guardian's first commercial sale of products based on Program Technology where the Program Technology is covered by intellectual property that is owned or co-owned by Intermolecular, or as long as the unexpired term of at least one issued and valid patent that covers the relevant Program Technology and is owned or co-owned by Intermolecular, whichever is longer, but in either case not to exceed [***] from the completion of the Task Order which gave rise to the development of the relevant Program Technology.

6.3
If a Guardian Product sold incorporates or uses Program Technology from one or more of the Past Sputtered Task Orders and is not used with Program Technology from any further Task Order under the Sputtered Master Agreement, the royalty rate for such product shall be the sum of the royalty rates for each Program Technology as designated in the respective Task Orders, provided that the royalty rate for such product shall not be greater than [***].

6.4
Whenever Intermolecular is subject to royalty or revenue-share payment obligations in favor of Guardian (whether under the terms of the Agreement or a Task Order), or the proper calculation of royalties payable by Guardian is subject (or tied) to transactions involving Intermolecular and any third parties (such as in Section 5.3(b) above), Guardian will have audit rights over Intermolecular that are parallel and substantially similar to in all respects the audit rights granted to Intermolecular over Guardian under Sections 7.4 and 7.7 of the Sputtered Coating Master Agreement.

7.	CLARIFICATION OF TASK ORDER INTELLECTUAL PROPERTY

7.1
For any Task Order under either of the Agreements, the Task Order will not be completed until the parties have agreed in writing on the licensable Program Technology or Project-Related Technology, if any, that was developed under the Task Order. Notwithstanding the foregoing, for the purpose of computing time periods to

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Amendment No. 3 to Research Agreements Guardian - Intermolecular

trigger minimum royalty obligations, the Task order shall be deemed completed if Guardian has not specified tasks for such Task Order for a period of [***] days.

8.	RECORDS; INSPECTION.

8.1
Intermolecular shall keep complete, true and accurate books of account and records on its own behalf for the purpose of confirming the FTE Resources or Equipment Resources provided under the Agreements. Such books and records shall be kept at Intermolecular for at least [***] years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such [***] year period by an independent auditor reasonably acceptable to Intermolecular, solely for the purpose of verifying resources provided hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section shall be at the expense of Guardian, unless a variation of resources provided exceeding [***] percent [***] of the resources allocated for any period covered by the inspection is established and confirmed in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any amounts as a pro-rata reduction in past Program Fees for resources not provided will be paid promptly by Intermolecular. Each party agrees to hold in confidence all information pursuant to the Mutual Non-Disclosure Agreement that has been entered into between the parties concerning resources provided and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for that party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

9.	MODIFICATION OF FTE RESOURCES OR EQUIPMENT RESOURCES

9.1	During the Term, Guardian shall have the right to reduce or increase the FTE Resources or the Equipment Resources described in Section 3 above subject to the following:

a.
In the event Guardian requests a reduction in FTE Resources or Equipment Resources that is not a Termination for Convenience or a suspension of payment under Section 4.2, the following requirements must be satisfied –

i.	Guardian shall provide Intermolecular with a prior written notification requesting such reduction.

ii.	The effective date of such reduction shall be no earlier than the first day of the first calendar month following a [***] month period from the date of such notification.

iii.	Furthermore, the effective date of such reduction shall be no earlier than [***] years from the Amendment Three Effective Date.

iv.
In the event of a requested reduction, the associated Program Fees will be prospectively reduced on an equitable basis in proportion to the reduction in FTE Resources or Equipment Resources, but any reduction in associated Program Fees as a result of such reduction for any calendar quarter shall be no greater than the amount of royalties due to Intermolecular under Section 11 of the Wet Coating Master Agreement, Section 5.2 of this Amendment Number Three and the Task Orders of the Sputtered Coating Master Agreement as modified by Section 6.2 of this Amendment Number Three (“Royalties”). Guardian will pay the reduced Program Fees as of the effective date of any reduction. Additionally, Guardian will pay any difference between the reduced Program Fees and the original Program Fees that is not covered by Royalties on a quarterly basis in accordance with the procedure in Section 5.2 (e).

b.	In the event Guardian requests an increase in FTE Resources or Equipment Resources,

i.	Guardian shall provide Intermolecular with a prior written notification requesting such an increase.

ii.	The effective date of such increase shall be no earlier than the first day of the first month following a [***] month period from the date of such notification.

9.2
Notwithstanding Section 9.1, the total amounts due to Intermolecular under the Program Fees and Royalties during the Term and commencing on the Amendment Three Effective Date shall not be less than $[***] unless

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Amendment No. 3 to Research Agreements Guardian - Intermolecular

reduced either through a Termination for Convenience or through a suspension of payment permitted under Section 4.2.

10.	INTELLECTUAL PROPERTY PROTECTION
The parties intend that provisions and procedures of Sections 6.1, 6.2, 6.3 and 6.4 (as amended) of the Sputtered Coating Master Agreement as they related to Program Technology, shall be adhered to and followed by the parties as well, to the extent practical, in connection with any Project-Related Technology that is owned or co-owned by Intermolecular under the Wet Coating Master Agreement.

11.	SURVIVAL OF LICENSES
All rights and licenses granted to Guardian under the Agreements (other than with respect to trademarks) with respect to either Project-Related Technology that is owned or co-owned by Intermolecular under the Wet Coating Master Agreement or the Program Technology under the Sputtered Coating Master Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The parties agree that Guardian, as a licensee of such rights under the Agreements, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Intermolecular under the Bankruptcy Code, Guardian shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Guardian upon Guardian’s written request (i) upon any such commencement of a bankruptcy proceeding, unless Intermolecular elects to continue to perform all of its obligations under the Agreements; or (ii) if not delivered under (i) above, upon the rejection of either Agreement by or on behalf of Intermolecular.

12.	MISCELLANEOUS
This Amendment Number Three shall be deemed to be incorporated into the Agreements and made a part thereof. All references to the Agreements in any other document shall be deemed to refer to the Agreements as modified by this Amendment Number Three. Except as modified by this Amendment Number Three, all of the terms and conditions of the Agreements shall remain in full force and effect. In the event that the terms of this Amendment Number Three conflict with the terms of the Agreements, the terms of this Amendment Number Three shall control.

13.	EXECUTION
This Amendment Number Three may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Amendment Number Three may be delivered by electronic mail or facsimile, and a scanned version of this Amendment Number Three shall be binding as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to be executed by their duly authorized representatives:

“Guardian”                    “Intermolecular”

Guardian Industries Corp.            Intermolecular, Inc.

Date:    6 February 2014            Date: February 5, 2014

Name:    /s/ Sheldon Davis            Name:    /s/ David E. Lazovsky

(Print)    Sheldon Davis                (Print)    David E. Lazovsky

Title:    Vice President, Glass Innovation    Title:    President and CEO

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